UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2005

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On March 31, 2005, salesforce.com, inc. (the “Registrant”) awarded cash bonuses for its fiscal year ended January 31, 2005 to its executive officers. The bonus amounts were based primarily on the achievement of specific corporate and individual goals during our recently ended fiscal year. The following table sets forth the bonus amounts paid to the Registrant’s named executive officers as approved by the Compensation Committee of the Registrant’s Board of Directors and the Registrant’s Chief Executive Officer:

Executive Officer	Position	Bonus Amount
Marc Benioff	Chairman of the Board and Chief Executive Officer	$0
Jim Steele	President, Worldwide Sales and Services	$363,000
Pat Sueltz	President, Global Operations	$118,790
Steve Cakebread	Chief Financial Officer	$151,250
Jim Cavalieri	Chief Information Officer	$144,250
David Moellenhoff	Chief Technology Officer	$144,250

In addition to the bonuses paid above, the Registrant paid bonuses on March 31, 2005 to its other executive officers which totaled $228,650 in the aggregate.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2005	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel